Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Prudential Investment Portfolios 16:

We consent to the use of our report dated September 19, 2014 with respect to Prudential Income Builder Fund (formerly Prudential Target Conservative Allocation Fund), incorporated by reference herein and to the references to our firm under the headings “Financial Highlights” in the prospectus and “Other Service Providers” and “Financial Statements” in the statement of additional information.

New York, New York

September 22, 2014